PLAN AND AGREEMENT OF MERGER
OF
SOCKEYE SEAFOOD GROUP INC.
(a Nevada corporation)
AND
STARGOLD MINES, INC.
(a Nevada corporation)

PLAN AND AGREEMENT OF MERGER entered into on November 13, 2006 by Sockeye Seafood Group Inc., a Nevada corporation ("Sockeye"), and approved by resolution adopted by its Board of Directors on said date, and entered into on November 13, 2006, by Stargold Mines, Inc., a Nevada corporation ("Stargold"), and approved by resolution adopted by its Board of Directors on said date.

WHEREAS, Stargold is the wholly-owned subsidiary of Sockeye:

WHEREAS, Section 92A.180 of the Nevada Revised Statutes provides that a parent corporation owning at least 90% of the outstanding shares of each class of a subsidiary corporation may merge the subsidiary into itself without obtaining the approval of the shareholders of the parent corporation or the subsidiary corporation; that the board of directors of the parent corporation shall adopt a plan of merger setting forth the names of the parent and subsidiary and the conversion terms; and that articles of merger filed under such section may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed;

WHEREAS, Sockeye and Stargold and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Stargold with and into Sockeye (the “Merger”) pursuant to the provisions of Section 92A.180 of the Nevada Revised Statutes upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Sockeye and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Stargold and approved by a resolution adopted by its Board of Directors, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, are hereby determined and agreed upon as hereinafter in this Plan and Agreement of Merger set forth.

1. Stargold shall, pursuant to the provisions of Section 92A.180 of the Nevada Revised Statutes, be merged with and into Sockeye, which shall be the surviving corporation from and after the effective time of the Merger and which is sometimes hereinafter referred to as the "surviving corporation." The separate existence of Stargold, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the Nevada Revised Statutes.

2. The present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of the surviving corporation and will continue in full force and effect, except that the name of the surviving corporation shall be changed to “Stargold Mines, Inc.”

3. The present By-Laws of the surviving corporation will be the By-Laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

4. The directors and officers in office of the surviving corporation at the effective time of the Merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued share of the common stock of the terminating corporation shall, from and after the effective time of the Merger, be converted into one (1) share of the common stock of the surviving corporation. The surviving corporation shall not issue any certificate or scrip representing a fractional share of common stock but shall instead issue one (1) full share for any fractional interest arising from the Merger.

6. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the Merger herein provided for.

7. The effective time of this Plan and Agreement of Merger, and the time at which the Merger herein agreed shall become effective in the State of Nevada, shall be the date this Plan and Agreement of Merger, or a certificate of merger meeting the requirements of the Nevada Revised Statutes, is filed with the Secretary of State of the State of Nevada.

8. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

9. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be amended at any time and from time to time prior to the filing of any requisite merger documents with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties hereto.

Dated: November 13, 2006

SOCKEYE SEAFOOD GROUP INC.

By:  /s/ Marcus Segal

Marcus Segal
President, Chief Executive Officer, Chief Financial Officer,
and Chief Accounting Officer, Secretary, and Director

STARGOLD MINES, INC.

By:  /s/ Marcus Segal

Marcus Segal
President, Chief Executive Officer, Chief Financial Officer,
and Chief Accounting Officer, Secretary, and Director